Exhibit (99.6)
                                 --------------
                    Fiduciary Responsibility Insurance Policy


                PENSION AND WELFARE FUND FIDUCIARY RESPONSIBILITY
                                INSURANCE POLICY
                          THIS IS A CLAIMS MADE POLICY


IN CONSIDERATION of the payment of the premium stated in the Declarations and subject to all of the terms, conditions, and limitations of this Policy, the Company agrees as follows:

I.  INSURING AGREEMENT.

    The Company will pay on behalf of the INSURED all sums which the INSURED shall become legally obligated to pay as DAMAGES on account of any claim made against the INSURED for any WRONGFUL ACT and the Company shall have the right and duty to defend such claim against the INSURED seeking such DAMAGES, even if any of the allegations of the claim are groundless, false or fraudulent, and may make such investigation and settlement of any claim as it deems expedient, but the Company shall not be obligated to pay any claim or judgment or to defend any suit after the applicable limit of the Company's liability has been exhausted by payment of judgments or settlements.

II. EXCLUSIONS.

    This insurance does not apply to any claim:

    (1) Arising out of any dishonest, fraudulent or criminal act, or willful or reckless violation of any statute, but this exclusion does not apply to a claim upon which suit may be brought by reason of any alleged dishonesty on the part of the INSURED, unless:

        (a) A judgment or other final adjudication thereof adverse to the INSURED shall establish that acts of active deliberate dishonesty committed by the INSURED was material to the cause of action so adjudicated or

        (b) The claim is a claim by or on behalf of a fidelity insurer against a natural person whose dishonesty has resulted in a loss which has been paid under a fidelity bond.

    (2) Arising out of libel or slander;

    (3) Arising out of bodily injury, sickness, disease or death, or loss of, injury to, destruction of, or loss of use of, any tangible property, including loss of currency, coins, bank notes, bullion, travelers checks, register checks, money orders, and all negotiable and non-negotiable instruments or contracts representing money;

    (4) Arising out of the INSURED'S failure to comply with any law concerning Workers' Compensation, Unemployment Insurance, Social Security or Disability Benefits, or any similar law;

    (5) Arising out of the failure to procure or maintain adequate insurance or bonds on assets or property of the Trust or Employee Benefit Plan designated in the Declarations;

    (6) Arising out of liability of others assumed by the INSURED under any contract or agreement, either oral or written, except in accordance with the Agreement and Declaration of Trust;

    (7) Arising out of the INSURED gaining in fact any personal profit or advantage to which such INSURED was not legally entitled or for the return by the INSURED of any remuneration paid in fact to such INSURED if payment of such remuneration shall be held by the courts to have been in violation of law;

    (8) For the failure to collect contributions owed to the Trust or Employee Benefit Plan described in the Declarations from employers unless such failure is due to the negligence of the INSURED or for the return of any contributions to an employer if such amounts are or could be chargeable to the Trust or Employee Benefit Plan, but this exclusion shall not apply to the Company's obligation to defend such claim nor pay the costs and expenses thereof.

III. DEFINITION OF INSURED.

    Each of the following is an INSURED to the extent set forth below:

    (1) The Trust or Employee Benefit Plan designated in the Declarations and any additional Trust or Employee Benefit Plan created during the policy period by the sole sponsor referred to in Item (2) below, or by any interest owned or controlled by said sole sponsor, provided written notice of such is given to the Company within 90 days.

    (2) An employer who is the sole sponsor of such Trust or Employee Benefit Plan.

    (3) Any natural person who at any time holds or shall have held the position of:

        (a) Trustee of such Trust or Employee Benefit Plan.

        (b) Director, officer or employee of such Trust or Employee Benefit Plan or of such sole sponsor employer.

    (4) Any other person or organization designated in the Declarations as a Fiduciary.

    (5) Any other Trust or Employee Benefit Plan of any firm hereafter acquired through consolidation, merger or takeover by the sole sponsor or by any interest owned or controlled by said sole sponsor, provided:

        (a) Written notice of such acquisition is given to the Company within 90 days of the effective date of such acquisition, and

        (b) The INSURED pays the Company an additional premium computed pro-rata from the date of such acquisition to the end of the Policy Period, and

        (c) That specific Application on the Company's form in use at the time of acquisition is made to the Company as soon as practicable after the aforesaid notice is given.

    The insurance applies separately to each INSURED against whom claim is made or suit is brought except with respect to the application of the limits of liability, and it shall also apply to the estates, heirs and personal representatives of persons INSURED hereunder.

IV. OTHER DEFINITIONS.

    (1) "WRONGFUL ACT" means a breach of fiduciary duty by the INSURED in the discharge of duties as respects the Trust or Employee Benefit Plan designated in the Declarations; the term includes any negligent act, error or omission of the INSURED in the "ADMINISTRATION" of "EMPLOYEE BENEFITS".

    "ADMINISTRATION" as used herein shall mean:

        (a) Giving counsel to employees with respect to EMPLOYEE BENEFITS;

        (b) Interpreting EMPLOYEE BENEFITS;

        (c) Handling records in connection with EMPLOYEE BENEFITS;

        (d) Effecting enrollment, termination or cancellation of employees under an EMPLOYEE BENEFITS program.

    "EMPLOYEE BENEFITS" as used herein shall mean the Trust or Employee Benefit Plan designated in the Declarations, Workers' Compensation Insurance, Unemployment Insurance, Social Security or Disability Benefits.

    (2) "INSURANCE REPRESENTATIVE" means the person designated in the Declarations as the exclusive agent to act on behalf of the INSUREDS, individually or collectively, in all matters relating to insurance under this policy.

    (3) "DAMAGES" shall mean sums of money payable as compensation for loss or in discharge of an obligation of an INSURED to make good a shortage in the INSURED Trust or Employee Benefit Plan. The word "DAMAGES" shall not include:

        (a) Fines, penalties, taxes or punitive or exemplary damage.

        (b) Benefits due or to become due under the terms of the Trust or Plan, unless and to the extent that recovery for such benefits is based upon a WRONGFUL ACT and is payable as a personal obligation of an INSURED.

V.  POLICY PERIOD: TERRITORY.

    This insurance applies only to claims first made during the policy period described in the Declarations within the United States of America, its territories or possessions or Canada; provided the INSURED at the effective date of this insurance had no knowledge of or could not have reasonably foreseen any circumstances which might result in such claim.

VI. LIMITS OF LIABILITY.

    Regardless of the number of persons or organizations bringing claims or suits against the INSURED and regardless of the number of persons or organizations INSURED hereunder, the total limit of the Company's liability to pay DAMAGES because of all claims made against the INSURED during any single policy year shall not exceed the amount shown in the Declarations as "Annual Aggregate Limit of Liability", regardless of time of payment.

    If the policy period described in the Declarations is for a term of more than one year, said "Annual Aggregate Limit of Liability" shall apply separately to each consecutive annual period.

VII. CLAIMS MADE EXTENSION CLAUSE.

    If, during the policy period hereof, the INSURED shall first become aware of any WRONGFUL ACT which may subsequently give rise to a claim against any INSURED and shall during the policy period hereof give written notice to the Company of such WRONGFUL ACT, then any such claim which is subsequently made against the INSURED arising out of such WRONGFUL ACT shall for the purposes of this policy be deemed to have been first made against the INSURED during the policy period.

VIII. SUPPLEMENTARY PAYMENTS.

    The Company will pay in addition to the limits of liability shown in the Declarations all costs, charges and expenses incurred by the Company in the investigation, settlement, defense and negotiation of any claim coming within the terms of this insurance, but, in the event of any judgment in excess of the amount of the aggregate limit available under this policy, the Company's liability for the costs and expenses incurred by it or with its consent shall be such proportion thereof as the amount of the aggregate limit available under this policy bears to the amount paid to dispose of the claim. In no event shall the Company be obligated to pay any claim or judgment or to defend or continue the defense of any suit after the aggregate limit of the Company's liability has been exhausted by payment of judgments or settlements.

    The Company will pay in addition to the Limits of Liability shown in the Declarations reasonable expenses incurred by the INSURED at the Company's request.

IX. CONSENT TO SETTLE.

    The Company may, with the written consent of the INSURED, make such settlement or such compromise of any claim or suit as the Company deems expedient, and if the INSURED shall refuse to consent to the settlement of any claim or suit recommended by the Company, based upon a judgment or a bonafide offer of settlement, the INSURED shall thereafter negotiate or defend such claim or suit independently of the Company and on said INSURED'S own behalf, and in such event the DAMAGES and expenses accruing or determined through litigation or otherwise in excess of the amount for which settlement could have been made as so recommended by the Company shall not be recoverable under this policy.

X.  EXTENSION CLAUSE.

    It is agreed that at any time prior to termination or cancellation of this policy as an entirety, whether by the INSURED or by the Company, the INSURED may give to the Company notice that it desires to be INSURED for an additional period of twelve (12) months after the effective date of termination or cancellation, at an additional premium of 25% of the premium hereunder, for claims made against the INSURED during the said twelve (12) month period by reason of a WRONGFUL ACT committed or alleged to have been committed prior to the effective date of termination or cancellation and which would be otherwise INSURED by this policy, subject to the following provisions:

        (a) Such additional period shall be deemed part of the policy period and not an addition thereto;

        (b) Such additional period of time shall terminate forthwith on the effective date of any other insurance obtained by the INSURED or its successors in business, replacing in whole or in part the insurance afforded by this policy. Where such other policy provides no coverage for loss sustained prior to its effective date, it shall not be deemed to be a replacement of this policy.

    If the policy period described in the Declarations is for a term of more than one year, the maximum premium for this extension shall be 25% of the equivalent annual premium.

XI. CONDITIONS.

    (1) INSUREDS DUTIES IN THE EVENT OF OCCURRENCE, CLAIM OR SUIT.

    It is a condition precedent to the application of all insurance afforded herein that:

        (a) In the event the INSURED shall first become aware of any claim or allegation of a WRONGFUL ACT, or any occurrence which might reasonably give rise to such claim or allegation of a WRONGFUL ACT, written notice containing particulars sufficient to identify the INSURED and any claimant and also reasonably obtainable information with respect to the time, place and circumstances thereof, and the names and addresses of the injured parties and of available witnesses, shall be given by or for the INSURED to the Company or any of its authorized agents as soon as practicable;

        (b) If claim is made or suit is brought against an INSURED, the INSURED or INSURANCE REPRESENTATIVE shall immediately forward to the Company every demand, notice, summons or other process received;

        (c) The INSURED shall cooperate with the Company and, upon the Company's request, assist in making settlements, in the conduct of suits and in enforcing any right of contribution or indemnity against any person or organization who may be liable to the INSURED because of an act with respect to which insurance is afforded under this policy; and the INSURED shall attend hearings and trials and assist in securing and giving evidence and obtaining the attendance of witnesses. The INSURED shall not voluntarily assume or admit any liability, nor, except at said INSURED'S own cost, voluntarily make any payment, assume any obligations or incur any expense without the Company's prior written consent.

    (2) ACTION AGAINST THE COMPANY.

    No action shall lie against the Company unless, as a condition precedent thereto, there shall have been full compliance with all of the terms of this policy, nor until the amount of the INSURED'S obligation to pay shall have been finally determined either by judgment against the INSURED after actual trial or by written agreement of the INSURED, the claimant and the Company.

    Any person or organization or the legal representative thereof who has secured such judgment or written agreement shall thereafter be entitled to recover under this policy to the extent of the insurance afforded by this policy. No person or organization shall have any right under this policy to join the Company as a party to any action against the INSURED to determine the INSURED'S liability nor shall the Company be impleaded by the INSURED or said INSURED'S legal representative. Bankruptcy or insolvency of the INSURED or of the INSURED'S estate shall not relieve the Company of any of its obligations hereunder.

    (3) OTHER INSURANCE.

    This insurance shall apply only as excess insurance over any other valid and collectible insurance available to the INSURED.

    (4) SUBROGATION.

    In the event of any payment under this policy, the Company shall be subrogated to all the INSURED'S rights of recovery therefor against any person or organization and the INSURED shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights. The INSURED shall do nothing after loss to prejudice such rights.

    (5) CHANGES.

    Notice to any agent or knowledge possessed by any agent or by any other person shall not effect a waiver or a change in any part of this policy or estop the Company from asserting any right under the terms of this policy, nor shall the terms of this policy be waived or changed, except by endorsement issued to form a part of this policy.

    (6) ASSIGNMENT.

    Assignment of interest under this policy shall not bind the Company until its consent is endorsed hereon; if, however, the INSURED shall become incompetent or die, such insurance as is afforded by this policy shall apply to the INSURED'S legal representative as an INSURED, but only while acting within the scope of said INSURED'S duties as such.

    (7) CANCELLATION.

    This policy may be cancelled on behalf of the INSUREDS at any time by written notice to the Company. This policy may also be cancelled on behalf of the Company by mailing to the INSURANCE REPRESENTATIVE at the address of the Trust or Plan shown in the Declarations, written notice stating when, not less than thirty (30) days thereafter, the cancellation shall become effective. The mailing of such notice shall be sufficient proof of notice, and this policy shall terminate at the date and hour specified in such notice.

    If this policy shall be cancelled by the INSUREDS the Company shall retain the customary short rate proportion of the premium hereon.

    If this policy shall be cancelled by or on behalf of the Company, the Company shall retain the pro-rata proportion of the premium hereon. Payment or tender of any unearned premium by the Company shall not be a condition precedent to the effectiveness of cancellation, but such payment shall be made as soon as practicable.

    (8) DECLARATIONS.

    By acceptance of this policy, each INSURED agrees that the statements in the Application attached to this policy are said INSURED'S agreements and representations, that this policy is issued in reliance upon the truth of such representations and that this policy embodies all agreements existing between said INSURED and the Company or any of its agents relating to this insurance.

    (9) AUTHORIZATION.

    By acceptance of this policy, the INSURANCE REPRESENTATIVE agrees to act on behalf of all INSUREDS with respect to the payment of premiums and the receiving of any return premiums that may become due under this policy, and the receiving of all notices of cancellation, non-renewal or change of coverages and the INSUREDS agree that they have, individually and collectively, delegated this authority exclusively to the INSURANCE REPRESENTATIVE. Nothing herein shall relieve each INSURED from giving any notice to the Company that is required under Condition (1) of the policy.

    (10) RECOURSE.

    In the event that an INSURED breaches any fiduciary obligation imposed by the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, it is agreed that the Company has the right of recourse against any such INSURED for any amount paid by the Company on account of such a breach of fiduciary obligation, but the Company shall have no such right of recourse if this policy has been purchased by an Employer or by an Employee organization.

    (11) LIBERALIZATION CLAUSE.

    If during the period that insurance is in force under this policy, or within 45 days prior to the inception date thereof, on behalf of the Company there be adopted, or filed with and approved or accepted by the insurance supervisory authorities, all in conformity with law, any changes in the form attached to this policy by which this form of insurance could be extended or broadened without increased premium charge by endorsement or substitution of form, then such extended or broadened insurance shall inure to the benefit of the INSURED hereunder as though such endorsement or substitution of form had been made.

    IN WITNESS WHEREOF, the Company has caused this policy to be signed by its President and a Secretary at Hartford, Connecticut, and countersigned on the Declarations page by a duly authorized agent of the Company.


/s/LOUISE L. MCCORMICK                                     /s/RONALD E. COMPTON
Secretary                                                  President



                            PENSION AND WELFARE FUND
                    FIDUCIARY RESPONSIBILITY INSURANCE POLICY
              OMNIBUS NAME OF DESIGNATED TRUST OR PLAN ENDORSEMENT
          (To be attached to and form part of Pension and Welfare Fund
                   Fiduciary Responsibility Insurance Policy)


It is agreed that:

1. From and after the time this endorsement becomes effective, the Name of Designated Trust or Plan referred to in Item 1. of the Declarations is:

    Any Employee Benefit Plan sponsored by the employer listed in Item 2., below, or jointly-sponsored by said employer and a labor organization, for the exclusive benefit of the employees of said employer; subject, however, to the notice requirement set forth in Section III (5) DEFINITION OF INSURED.

2.  Name of employer: The Procter & Gamble Company


This endorsement, issued by one of the below named companies, forms a part of the policy to which attached, effective on the inception date of the policy unless otherwise stated herein.

    (The information below is required only when this endorsement is issued subsequent to preparation of the policy.)

Endorsement effective 6-30-93   Policy No. 68 FF 100827733 BCA Endorsement No.


Name of Designated Trust or Plan
The Procter & Gamble Company Profit Sharing Trust; etal


                                   Countersigned by /s/ROBERT D. LANG
                                                    (Authorized Representative)

The Aetna Casualty and Surety Company
The Standard Fire Insurance Company
        Hartford, Connecticut 06156



                            PENSION AND WELFARE FUND
                    FIDUCIARY RESPONSIBILITY INSURANCE POLICY
                       CONTINUITY OF COVERAGE ENDORSEMENT


It is agreed that the policy is amended as follows:

1. By deleting Section V. POLICY PERIOD: TERRITORY. and substituting in lieu thereof the following:

    V. POLICY PERIOD: TERRITORY.

    This insurance applies only to claims first made during the policy period described in the Declarations within the United States of America, its territories or possessions or Canada; provided the INSURED at the effective date of this insurance, or at the time the INSURED first purchased PRIOR SIMILAR COVERAGE, had no knowledge of or could not have reasonably foreseen any circumstances which might result in such claim; but this insurance shall not apply to claims arising out of any WRONGFUL ACT of which the INSURED became aware while such PRIOR SIMILAR COVERAGE was in effect and which was reported to the company which provided such PRIOR SIMILAR COVERAGE.

2.  By adding to Section IV. OTHER DEFINITIONS. the following new definition:

    (4) "PRIOR SIMILAR COVERAGE" shall mean insurance which provides in whole or in part the insurance afforded by this policy which the INSURED has maintained on an uninterrupted basis until the effective date of this policy.


This endorsement forms a part of the policy to which attached, effective on the inception date of the policy unless otherwise stated herein.

    (The information below is required only when this endorsement is issued subsequent to preparation of the policy.)

Endorsement effective 6-30-93  Policy No. 66 FF 100827733 BCA Endorsement No.


Name of Designated Trust or Plan
The Procter & Gamble Company Profit Sharing Trust; etal


The Aetna Casualty and Surety Company
Hartford, Connecticut 06156


                                 Countersigned by   /s/ROBERT D. LANG
                                                    (Authorized Representative)



                            PENSION AND WELFARE FUND
                    FIDUCIARY RESPONSIBILITY INSURANCE POLICY
                                ENDORSEMENT FR-1


It is agreed that the policy is amended as follows:

1. By deleting paragraph (1) of Section II. EXCLUSIONS and substituting the following therefor:

    (1) Arising out of any dishonest, fraudulent or criminal act, or willful violation of any statute, but this exclusion does not apply to a claim upon which suit may be brought by reason of any alleged dishonesty on the part of the INSURED, unless:

2. By deleting Section X. EXTENSION CLAUSE in its entirety and substituting the following therefor:

    X. EXTENSION CLAUSE.

    It is agreed that if the Company terminates or refuses to renew this policy, the INSURED may give to the Company notice that it desires to be INSURED for an additional period of twelve (12) months after the effective date of termination or nonrenewal, provided that written notice of its desire to be INSURED for said additional period is given to the Company prior to the effective date of termination or nonrenewal of the policy by the Company or within 10 days following the effective date of termination or nonrenewal.

    If the INSURED terminates this policy or declines to accept renewal, the INSURED may give to the Company notice that it desires to be INSURED for an additional period of twelve (12) months after the effective date of termination or nonrenewal, provided that written notice of its desire to be INSURED for said additional period is given to the Company prior to the effective date of termination or nonrenewal.

    The Company, at its sole option, may grant further extension periods beyond the twelve (12) months provided for herein.

    The insurance afforded during any extension period or periods shall apply only to claims made against the INSURED during the said extension period or periods by reason of a WRONGFUL ACT committed or alleged to have been committed prior to the effective date of termination or nonrenewal and which would be otherwise INSURED by this policy, subject to the following provisions:

        (a) Such additional period shall be deemed part of the policy period and not an addition thereto;

        (b) Such additional period of time shall terminate forthwith on the effective date of any other insurance obtained by the INSURED or its successors in business, replacing in whole or in part the insurance afforded by this policy. Where such other policy provides no coverage for loss sustained prior to its effective date, it shall not be deemed to be a replacement of this policy.

    The INSURED shall pay to the Company an additional premium of 25% of the equivalent annual premium hereunder for each 12 month period of extension.

3. By deleting subsection (1)(a) of Section XI. CONDITIONS and substituting the following therefor:

        (a) In the event the INSURED shall first become aware of any claim or allegation of a WRONGFUL ACT, written notice of such claim or allegation shall be given by or for the INSURED to the Company or any of its authorized agents as soon as practicable and the INSURED shall give the Company such information concerning such claim or allegation as the Company shall reasonably require.

This endorsement forms a part of the policy to which attached, effective on the inception date of the policy unless otherwise stated herein.

(The information below is required only when this endorsement is issued subsequent to preparation of the policy.)

Endorsement effective 6-30-93                   Policy No. 68 FF 100827733 BCA


Name of Designated Trust or Plan
The Procter & Gamble Company Profit Sharing Trust; etal


                                 Countersigned by   /s/ROBERT D. LANG
                                                    (Authorized Representative)



                            PENSION AND WELFARE FUND
                    FIDUCIARY RESPONSIBILITY INSURANCE POLICY
                                ENDORSEMENT FR-2


It is agreed that the policy is amended as follows:

Section I. INSURING AGREEMENT is deleted in its entirety and the following is substituted therefor:

I.  INSURING AGREEMENT.

The Company will pay on behalf of the INSURED all sums which the INSURED shall become legally obligated to pay as DAMAGES on account of any claim made against the INSURED for any WRONGFUL ACT committed or alleged to have been committed by the INSURED or by any natural person for whose WRONGFUL ACT the INSURED is legally liable.

The Company shall have the right and duty to defend the INSURED in any claim seeking pecuniary or nonpecuniary relief for a WRONGFUL ACT even if the allegations of the claim are groundless, false or fraudulent, and may make such investigation and settlement of any claim as it deems expedient, or may, at its sole option, give its written consent to the defense by the INSURED of such claim, but the Company shall not be obligated to pay any claim or judgment or to defend any suit, nor pay for the defense of any suit being conducted by the INSURED with the Company's written consent, after the applicable limit of the Company's liability has been exhausted by payment of judgments or settlements.


This endorsement forms a part of the policy to which attached, effective on the inception date of the policy unless otherwise stated herein.

(The information below is required only when this endorsement is issued subsequent to preparation of the policy.)

Endorsement effective 6-30-93                   Policy No. 68 FF 100827733 BCA


Name of Designated Trust or Plan
The Procter & Gamble Company Profit Sharing Trust; etal


                                  Countersigned by   /s/ROBERT D. LANG
                                                     (Authorized Representative)



       PENSION AND WELFARE FUND FIDUCIARY RESPONSIBILITY INSURANCE POLICY


    To be attached to and form part of Policy No. 68 FF 100827733 BCA issued to The Procter & Gamble Company Profit Sharing Trust; et al


    It is agreed that:

    The attached policy is amended by adding an additional section thereto as follows:

    "XII DEDUCTIBLE AMOUNT

    **Twenty Five Thousand and 00/100------ ($25,000.00) (hereinafter referred to as Deductible Amount) shall be deducted from the amount of each claim covered hereunder, including all expense incurred, and the Company shall be liable only in excess of such Deductible Amount. Claims based on or arising out of the same Wrongful Act or interrelated Wrongful Acts of one or more of the INSUREDS shall be considered a single claim and only one Deductible Amount shall be applied to each single claim.

        Subject to Section IX, CONSENT TO SETTLE, of the attached policy, the Company may pay any part or all of the Deductible Amount to effect settlement of any claim or suit and upon notification of the action taken, the INSURED shall promptly reimburse the Company for such part of the Deductible Amount as has been paid by the Company.

**This Endorsement has been amended as follows:

  The Deductible is to apply to defense costs only.


                                          THE AETNA CASUALTY AND SURETY COMPANY



                                          By: /s/ROBERT D. LANG
                                              Authorized Representative


Accepted by:


-----------------------------
Insurance Representative



(Excess over an underlying amount)



                                   ENDORSEMENT


    To be attached to and form part of

Policy No.  68 FF 100827733 BCA

issued to The Procter & Gamble Company Profit Sharing Trust; etal

    It is agreed that:

    1. Section II of the attached policy, EXCLUSIONS, is amended by adding the following exclusion:

        (9) Arising out of plan terminations or restructures alleging impairment of assets, or alleging wrongful distribution of plan assets.


This endorsement forms a part of the policy to which attached, effective on the inception date of the policy unless otherwise stated herein.

(The information below is required only when this endorsement is issued subsequent to preparation of the policy.)

Endorsement effective                                Policy No.


Name of DESIGNATED TRUST OR PLAN


                                 Countersigned by    /s/ROBERT D. LANG
                                                     (Authorized Representative)


Accepted by:


-------------------------------
Insurance Representative


TO EXCLUDE LOSS ALLEGING IMPAIRMENT
OR WRONGFUL DISTRIBUTION OF ASSETS



                                   ENDORSEMENT

    To be attached to and form part of Policy No. 68 FF 100827733 BCA issued to The Procter & Gamble Company Profit Sharing Trust; etal

    It is agreed that:

    1. Section II of the attached policy, EXCLUSIONS, is amended by adding the following exclusion:

        (10) Based on, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving, actual or alleged seepage, pollution or contamination of any kind.


This endorsement forms a part of the policy to which attached, effective on the inception date of the policy unless otherwise stated herein.

(The information below is required only when this endorsement is issued subsequent to preparation of the policy.)

Endorsement effective                                Policy No.


Name of DESIGNATED TRUST OR PLAN


                                Countersigned by    /s/ROBERT D. LANG
                                                    (Authorized Representative)


Accepted by:


-------------------------------
Insurance Representative


POLLUTION EXCLUSION ENDORSEMENT



                             SPECIAL ENDORSEMENT #1

    To be attached to and form part of Policy 68 FF 100827733 BCA issued by The Aetna Casualty and Surety Company (hereinafter called Controlling Company) in favor of The Procter & Gamble Profit Sharing Trust; et al.

    It is agreed that:

    1. The term "Underwriter" as used in the attached policy shall be construed to mean, unless otherwise specified in this rider, all the Companies executing the attached policy.

    2. Each of said Companies shall be liable for such proportion of any loss under the attached policy as the amount underwritten by such Company as specified in the Schedule forming a part hereof, bears to the Annual Aggregate Limit of Liability of the attached policy.

    3. Each of said Companies shall be liable for any payments made pursuant to
Section VIII, Supplementary Payments in proportion for which each Companies' respective Limit of Liability bears to the Annual Aggregate Limit of the policy.

    4. In the absence of a request from any of said Companies to pay premiums directly to it, premiums for the attached policy may be paid to the Controlling Company for the account of all of said Companies.

    5. In the absence of a request from any of said Companies that notice of claim and proof of loss be given to or filed directly with it, the giving of such notice to and the filing of such proof with, the Controlling Company shall be deemed to be in compliance with the conditions of the attached policy for the giving of notice of loss and the filing of proof of loss, if given and filed in accordance with said conditions.

    6. The Controlling Company may give notice in accordance with the terms of the attached policy, terminating or canceling the attached policy, and any notice so given shall terminate or cancel the liability of all of said Companies.

    7. Any Company other than the Controlling Company may give notice in accordance with the terms of the attached policy, terminating or canceling the entire liability of such other Company under the attached policy.

    8. In the absence of a request from any of said Companies that notice of termination or cancellation by the INSURED of the attached policy in its entirety be given to or filed directly with it, the giving of such notice in accordance with the terms of the attached policy to the Controlling Company shall terminate or cancel the liability of all of said Companies as an entirety. The giving of notice for termination or cancellation in accordance with the terms of the attached bond to any Companies shall terminate or cancel the liability of the Controlling Company.

    9. In the event of the termination or cancellation of the attached policy as an entirety, no Company shall be liable to the INSURED for a greater proportion of any return premium due the INSURED than the amount underwritten by such Company bears to the Annual Aggregate Limit of Liability of the attached policy.

    10. In the event of the termination or cancellation of the attached policy as to any Company, such Company alone shall be liable to the INSURED for any return premium due the INSURED on account of such termination or cancellation. The termination or cancellation of the attached policy as to any Company other than the Controlling Company shall not terminate, cancel or otherwise affect the liability of the other Companies under the attached policy.

    11. This rider shall become effective as of 12:01 a.m. on 6/30/93 standard time.

Underwritten for the sum of $20,000,000 except as follows:

                                                     Controlling Company
                                      By:  The Aetna Casualty and Surety Company


                                      Attest:  /s/DANIEL A. WALLA


Underwritten for the sum of $10,000,000 except as follows:

                                      By:  Celtic Insurance Company

                                      Attest:

Accepted:
                               INSURED

By:  The Procter & Gamble Company; etal



                            Pension and Welfare Fund
                 Fiduciary Responsibility Insurance Declarations


1.  Designated Trust or Plan                             Policy Number

    The Procter & Gamble Company                       68 FF 100827733 BCA
    Profit Sharing Trust; etal

2.  Mailing Address

    One Procter & Gamble Plaza, Cincinnati, Ohio 45202

3.  Policy Period

    From 6/30/93 to 6/30/94 12:01 a.m. Standard Time at the Mailing Address Stated in Item 2.

4.  Annual Aggregate Limit of Liability

    Aetna Casualty and Surety Company $20,000,000 part of $30,000,000

    Celtic Insurance Company $10,000,000 part of $30,000,000

5.  Insurance Representative            6. Premium for the
    Gerald L. Leighton                     Policy Period $139,100
                                           Premium Payable to
                                           The Aetna Casualty and Surety Company

7.  Endorsements made a part of the policy (Designated by Endorsement Number)

    F-1282, F-1274, F-1401, F-1400, Deductible Endorsement, Impairment of Assets Endorsement, Pollution Exclusion Endorsement, Special Endorsement #1



                                             Countersigned by /s/ROBERT D. LANG



                            PENSION AND WELFARE FUND
                   FIDUCIARY RESPONSIBILITY INSURANCE POLICY


To be attached to and form part of:  THE PROCTER & GAMBLE COMPANY

    Policy No: 68 FF 100827733 BCA
    Issued to: THE PROCTER & GAMBLE COMPANY

It is agreed that:

1. Section IV OTHER DEFINITIONS (3)(a) is amended by adding the following, "except for civil penalties resulting from Section 502(l) of the Employee Retirement Income Security Act of 1974."

2. This extension of coverage shall be a part of and not in addition to the "Annual Aggregate Limit of Liability" available for settlement or adjudication of such claim. Payment under this endorsement is limited to 20% of the settlement or adjudicated amount and shall not, in the aggregate, exceed 20% of the "Annual Aggregate Limit of Liability."

3. Nothing contained herein shall vary, alter, or extend any of the terms, conditions, and limitations of the Policy except as stated above.

This endorsement forms a part of the policy to which attached, effective on the inception date of the policy unless otherwise stated herein.

Endorsement No.
Policy No.

---------------------------------------------------------------------------

Complete Only When This Endorsement Is Not Prepared With The Policy Or Is Not To Be Effective With The Policy.

Issued to (Designated Trust or Plan)
Effective Date of This endorsement


                                            AETNA CASUALTY AND SURETY COMPANY

                                            By /s/ROBERT D. LANG
                                               Authorized Representative

---------------------------------------------------------------------------

SECTION 502(l) ENDORSEMENT

For use with Aetna C & S Fiduciary
Responsibility Insurance Policy.



RENEWAL CERTIFICATE                     XX The Aetna Casualty and Surety Company
FIDUCIARY RESPONSIBILITY                   Hartford, Connecticut  06156
INSURANCE POLICY F-1191
                                           The Standard Fire Insurance Company
                                           Hartford, Connecticut  06156

DESIGNATED TRUST OR PLAN                POLICY NUMBER
THE PROCTER & GAMBLE COMPANY PROFIT        68 FF 100827733 BCA
SHARING TRUST; etal                     POLICY PERIOD
                                           FROM JUNE 30, 1994 TO JUNE 30, 1995

RENEWAL PREMIUM
$139,100.00
--------------
PREMIUM PAYABLE

CURRENT           EACH ANNIVERSARY
$139,100.00       $N/A


In consideration of the stated renewal premium, the policy is renewed for the Policy Period indicated.

    The premium for this policy has been paid by the Designated Trust or Plan. The Company has the right of recourse pursuant to Condition (10). Endorsement (F-1280) is attached to eliminate recourse.

Premium for elimination of recourse: $N/A (included in stated renewal premium)

Payable        In Advance        Each Installment

Endorsements made a part of this policy at renewal (Designated by Endorsement Number)


/s/RONALD E. COMPTON
Chairman and President                      Countersigned by: /s/ROBERT D. LANG



RENEWAL CERTIFICATE                    XX The Aetna Casualty and Surety Company
FIDUCIARY RESPONSIBILITY                  Hartford, Connecticut  06156
INSURANCE POLICY F-1191                   The Standard Fire Insurance Company
                                          Hartford, Connecticut  06156

DESIGNATED TRUST OR PLAN                  POLICY NUMBER
THE PROCTER & GAMBLE COMPANY PROFIT          068 FF 100827733 BCA
SHARING TRUST; etal                       POLICY PERIOD
                                             FROM 6/30/95 TO 6/30/96

RENEWAL PREMIUM
$145,000.00
--------------
PREMIUM PAYABLE

CURRENT           EACH ANNIVERSARY
$145,000.00       $N/A


In consideration of the stated renewal premium, the policy is renewed for the Policy Period indicated.

    The premium for this policy has been paid by the Designated Trust or Plan. The Company has the right of recourse pursuant to Condition (10). Endorsement (F-1280) is attached to eliminate recourse.

Premium for elimination of recourse: $N/A (included in stated renewal premium)

Payable        In Advance        Each Installment

Endorsements made a part of this policy at renewal (Designated by Endorsement Number)


F-1197

/s/RONALD E. COMPTON
Chairman and President                      Countersigned by: /s/ROBERT D. LANG



It is agreed that as of the effective date hereof the policy is amended or cancelled as indicated by X.

                              X CHANGE ENDORSEMENT


(Do not use this form to change Policy Effective/Expiry Dates or Policy Number.)

1.  Name of Designated Trust or Plan from ____________________________________
    to _______________________________________________________________________

2.  Mailing Address __________________________________________________________

3.  X Insurance Representative - Name is hereby changed to: H. L. Maxson

4.  Add designated Trust or Plan _____________________________________________

5.  Add Designated Fiduciary _________________________________________________

    Delete Designated Fiduciary ______________________________________________

6.  Other ____________________________________________________________________


                           MIDTERM CANCELLATION NOTICE

7.  Cancellation by Insured, effective _______________________________________

8. You are hereby notified that this Company elects to cancel this policy, effective _______________________________________________ , in accordance with the terms of said policy.

This endorsement, issued by one of the below named companies, forms a part of the policy to which attached.

Endorsement effective 6/30/95    Premium for elimination   Document Premium
                                      of recourse
                                    (if applicable)
Designated Trust or Plan

The Procter & Gamble Company     In Adv. $                 In Adv.      $
Profit Sharing Trust, et al      1st Anniv. $              1st Anniv.   $
                                 2nd Anniv. $              2nd Anniv.   $
                                                Total Document Premium  $
Policy No. 068 FF 100827733 BCA             Additional Premium   Return Premium

Endorsement No.

THE AETNA CASUALTY AND SURETY COMPANY       Countersigned by /s/ROBERT D. LANG
THE STANDARD FIRE INSURANCE COMPANY         (Authorized Representative)
  Hartford, Connecticut 06156



                            PENSION AND WELFARE FUND
                   FIDUCIARY RESPONSIBILITY INSURANCE POLICY

To be attached to and form part of Policy No. 68 FF 100827733 BCA

Issued to THE PROCTER & GAMBLE COMPANY PROFIT SHARING TRUST
          (See Edns. F-1282)

It is agred that:

1)   Section IV Other Definitions (3)(a) is amended:

     (a)  by deleting the period at the nd thereof, and

     (b)  by adding the following:

          "except civil penalties imposed under Section 501(i) of the Employee Retirement Income Security Act of 1974."

2) This extension of coverage shall be part of and not in addition to the "Annual Aggregate Limit of Liability" available for settlement or adjudication of such claim. Payment under this endorsement is limited to 5% civil penalties imposed upon an Insured as a fiduciary under Section 501
     (i) of the Employee Retirement Income Security Act of 1974, or its amendments, for inadvertent violation of Section 406 of the Act.

3) Nothing contained herein shall vary, alter, or extend any of the terms, conditions, and limitations of the Policy except as stated above.

This endorsement forms part of the policy to which it is attached effective as of 12:01 a.m. on June 30, 1996.

Policy No.     68 FF 100827733 BCA

                              THE AETNA CASUALTY AND SURETY COMPANY

                              By:   /s/Judith M. Kera
                                    (Authorized Representative)
                                    Judith M. Kern, Attorney-in-Fact

SECTION 502(i) ENDORSEMENT
For use with Aetna C & S Fiduciary Responsibility Insurance Policy



               CHANGE ENDORSEMENT OR MIDTERM CANCELLATION NOTICE

Agency/Broker - Code 2450   Name: W.P. Dolle, Inc.  Comm. 100
Transaction E
Stat Plan 99
Territory Rate 000
Policy Eff. Date 6/30/96
Policy Expriry Date 6/30/97

Trans. Date 6/30/96
Date Typed/By 7/22/96 J
Dollar Amount $20,000,000.00

It is agreed that as of the effective date heeof the policy is amended or cancelled as indicated by X.

                              X CHANGE ENDORSEMENT

(Do not use this form to change Policy Effective/Expiry Dates or Policy Number.)

1.  Name of Designated Trust or Plan from ____________________________________
    to _______________________________________________________________________

2.  Mailing Address __________________________________________________________

3.  Insurance Representative - Name __________________________________________

4.  Add designated Trust or Plan _____________________________________________

5.  Add Designated Fiduciary _________________________________________________

    Delete Designated Fiduciary ______________________________________________

6.  X  Other    Adding Endorsement F-2223 Section 501(i) Endorsement


                           MIDTERM CANCELLATION NOTICE

7.  Cancellation by Insured, effective _______________________________________

8. You are hereby notified that this Company elects to cancel this policy, effective _______________________________________________ , in accordance with the terms of said policy.

This endorsement, issued by one of the below named companies, forms a part of the policy to which attached.

Endorsement effective 6/30/96    Premium for elimination   Document Premium
                                      of recourse
                                    (if applicable)
Designated Trust or Plan

The Procter & Gamble Company     In Adv. $                 In Adv.      $
Profit Sharing Trust, et al      1st Anniv. $              1st Anniv.   $
(See Endorsement F-1282)         2nd Anniv. $              2nd Anniv.   $
                                                Total Document Premium  $
Policy No. 068 FF 100827733 BCA             Additional Premium   Return Premium

Endorsement No.

THE AETNA CASUALTY AND SURETY COMPANY       Countersigned by /s/ROBERT D. LANG
THE STANDARD FIRE INSURANCE COMPANY         (Authorized Representative)
  Hartford, Connecticut 06156



RENEWAL CERTIFICATE                    XX The Aetna Casualty and Surety Company
FIDUCIARY RESPONSIBILITY                  Hartford, Connecticut  06156
INSURANCE POLICY F-1191                   The Standard Fire Insurance Company
                                          Hartford, Connecticut  06156

DESIGNATED TRUST OR PLAN                  POLICY NUMBER
THE PROCTER & GAMBLE COMPANY PROFIT          068 FF 100827733 BCA
SHARING TRUST (See Endorsement F-1282)    POLICY PERIOD
                                             FROM 6/30/96  TO 6/30/97

RENEWAL PREMIUM
$145,000.00
--------------
PREMIUM PAYABLE

CURRENT           EACH ANNIVERSARY
$145,000.00       $N/A


In consideration of the stated renewal premium, the policy is renewed for the Policy Period indicated.

    The premium for this policy has been paid by the Designated Trust or Plan. The Company has the right of recourse pursuant to Condition (10). Endorsement (F-1280) is attached to eliminate recourse.

Premium for elimination of recourse: $N/A (included in stated renewal premium)

Payable        In Advance        Each Installment

Endorsements made a part of this policy at renewal (Designated by Endorsement Number)


F-1197-B

/s/RONALD E. COMPTON
Chairman and President                      Countersigned by: /s/ROBERT D. LANG



TRAVELERS Property Casualty   One Tower Square         Joseph P. Kiernan
A Member of Travelers Group   Hartford, CT 06813-9062  Executive Vie President,
                                                          Bond

Dear Customer:

In April 1996 the property casualty business of The Travelers Indemity Company and The Aetna Casualty and Surety Company and their property casualty affiliates came together under the Travelers umbrealla. Effective July 1, 1997, we are changing the name of various property casualty affiiates. This change, which affects your bond, is being made to strengthen the identification of these companies as member sof Travelers Property Casualty.

Below the cut line is a rider to amend your bond. Please attach the rider to your bond and send a copy of this rider to the obligee(s) on the bond. This name change has no affect on the premium for your bond and does not change the coverage provided under your bond.

We are in the process of updating our systems to reflect the changes in company names. In the meantime, you may notice that the former company name will display on some bills and other documents. Until this process is completed, the chart below can be used to determine the new company name should any document display a name on the "Former Name" list.

If you have any questions, please contact your agent or insurance representative.

                                   Sincerely,

                                   /s/Joseph P. Kiernan
-------------------------------------------------------------------------------

               THIS ENDORSEMENT/RIDER CHANGES THE POLICY OR BOND.
                           PLEASE READ IT CAREFULLY.

                   INSURER/SURETY AMENDMENT ENDORSEMENT/RIDER

The name of your Insurer or Surety is changed from the former name to the new name listed below:

     FORMER NAME                                       NEW NAME
     -----------                                       --------

The Aetna Casualty and Surety Company     Travelers Casualty and Surety Company*
Aetna Casualty & Surety Company of        Travelers Casualty and Surety Company
     America                                   of America*
Aetna Casualty & Surety Company of        Travelers Casualty and Surety Company
     of Illinois                               of Illinois**

COMPANY ADDRESS:
----------------

*One Tower Square                  **2500 Cabot Drive
 Hartford, Connecticut 06183         Lisle, Illinois 60532

This name change endorsement/rider does not alter the coverage provided by this policy or obnd and has not affect on the premium for this policy or bond. This name change is effective on the renewal dat eof your bond.



                            PENSION AND WELFARE FUND
                   FIDUCIARY RESPONSIBILITY INSURANCE POLICY

                ACQUIRED PLANS ENDORSEMENT - PLAN SIZE THRESHOLD

To be attached to and form a part of

     Policy No:  68 FF 100827733
     Issued to:  The Procter & Gamble Company

It is agreed that:

1. Section III. DEFINITION OF INSURED subsection (5) is deleted in its entirety and replaced by the following:

          (5) Any other Trust or Employee Benefit Plan with assets less than $250,000,000 of any firm hereafter acquired through consolidation, merger or takeover by the sole sponsor or by any interes owned or controlled by said sole sponsor provided written notice of such acquisition is given at the next renewal.

2.  Section III.  DEFINITION OF INSURED is amended by adding the following:

          (6) Any other Trust or Employee Benefit Plan with assets equal to or greater than $250,000,000 of any firm hereafter acquired through consolidation, merger or takeover by the sole sponsor or by any interest owned or controlled by said sole sponsor provided:

               (a) Written notice of such acquisition is given to the Company within 90 days of the effective date of such acquisition, and

               (b) The INSURED pays the Company an additional premiu computed pro-rata from the date of such acquisition to the end of the Policy Period, and

               (c) That specific Application on the Company's form in use at the time of acquisition is made to the Company as soon as practicable after the aforesaid notice is given.

3. Nothing contained herein shall vary, alter or extend the terms, conditions and limitations of the policy except as stated above.

This endorsement forms a part of the policy to which it is attached, effective on the inception of the policy unless otherwise stated herein.

-------------------------------------------------------------------------------
Complete Only When This Endorsement Is Not Prepared With The Policy Or Is To Be Effective On A Date Other Than The Inception Of The Policy.

Issued to (Name of Designated Trust or Plan)  The Procter & Gamble Company

Effective Date of this endorsement:   6/30/97

                              By:   WAIVED
                                   (Authorized Representative)

_______________________________________________________________________________
ACQUIRED PLANS ENDORSEMENT - PLAN SIZE THRESHOLD



                                          TRAVELERS CASUALTY AND SURETY COMPANY
                                          OF AMERICA
                                          Hartford, Connecticut 06183
                                        X TRAVELERS CASUALTY AND SURETY COMPANY
                                          Hartford, Connecticut 068183


It is agreed that as of the effective date hereof the policy is amended or cancelled as indicated by X.

                              X CHANGE ENDORSEMENT

(Do not use this form to change Policy Effective/Expiry Dates or Policy Number.)

1.  Name of Designated Trust or Plan from ____________________________________
    to _______________________________________________________________________

2.  Mailing Address __________________________________________________________

3.  Insurance Representative - Name __________________________________________

4.  Add designated Trust or Plan _____________________________________________

5.  Add Designated Fiduciary _________________________________________________

    Delete Designated Fiduciary ______________________________________________

6.  X  Other    It is hereby understood and agreed endorsement F-2569 (5/95) is added to the policy.

                           MIDTERM CANCELLATION NOTICE

7.  Cancellation by Insured, effective _______________________________________

8. You are hereby notified that this Company elects to cancel this policy, effective _______________________________________________ , in accordance with the terms of said policy.

This endorsement, issued by one of the below named companies, forms a part of the policy to which attached.

Endorsement effective 6/30/97    Premium for elimination   Document Premium
                                      of recourse
                                    (if applicable)
Designated Trust or Plan
The Procter & Gamble Company     In Adv.    NIL            In Adv.      NIL
                                 1st Anniv. NIL            1st Anniv.   NIL
                                 2nd Anniv. NIL            2nd Anniv.   NIL
                                                Total Document Premium  NIL
Policy No.  68FF100827733                    Additional Premium   Return Premium

Accepted by:  Signature Waived
              ---------------------------------
              (Insurance Representative)

    N/A
-------------------------------             -----------------------------------
Countersigned by (if required)              Authorized Company Representative



RENEWAL CERTIFICATE
FIDUCIARY RESPONSIBILITY
INSURANCE POLICY F-1191

DESIGNATED TRUST OR PLAN                  POLICY NUMBER
THE PROCTER & GAMBLE COMPANY PROFIT          68FF100827733 BCA
SHARING TRUST (See Endorsement F-1282)    POLICY PERIOD
                                             FROM 6/30/97  TO 6/30/98

RENEWAL PREMIUM
$145,000.00
--------------
PREMIUM PAYABLE

CURRENT           EACH ANNIVERSARY
$145,000.00       $N/A


In consideration of the stated renewal premium, the policy is renewed for the Policy Period indicated.

    The premium for this policy has been paid by the Designated Trust or Plan. The Company has the right of recourse pursuant to Condition (10). Endorsement (F-1280) is attached to eliminate recourse.

Premium for elimination of recourse: $N/A (included in stated renewal premium)

Payable        In Advance        Each Installment

Endorsements made a part of this policy at renewal (Designated by Endorsement Number)


/s/RONALD E. COMPTON
Chairman and President                      Countersigned by: /s/ROBERT D. LANG



TRAVELERS PROPERTY CASUALTY             FIDUCIARY RESPONSIBILITY
A Member of Travelrs Group              INSURANE POLICY F-1191

                              RENEWAL CERTIFICATE

X    TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA
     TRAVELRS CASUALTY AND SURETY COMPANY
       Hartford, Connecticut 06813-9062
     TRAVELERS CASUALTY AND SURETY COMPANY OF ILLINOIS
       Naperville, Illinois 60563-8458


DESIGNATED TRUST OR PLAN                  POLICY NUMBER
THE PROCTER & GAMBLE COMPANY PROFIT          068 FF 100827733 BMC
SHARING TRUST (See Endorsement F-1282)    POLICY PERIOD
                                             FROM 6/30/98  TO 6/30/99

RENEWAL PREMIUM
$138,439.00
--------------
PREMIUM PAYABLE

CURRENT           EACH ANNIVERSARY
$138,439.00       $N/A


In consideration of the stated renewal premium, the policy is renewed for the Policy Period indicated.

    The premium for this policy has been paid by the Designated Trust or Plan. The Company has the right of recourse pursuant to Condition (10). Endorsement (F-1280) is attached to eliminate recourse.

Premium for elimination of recourse: $N/A (included in stated renewal premium)

Payable        In Advance        Each Installment

Endorsements made a part of this policy at renewal (Designated by Endorsement Number)



-------------------------------------   --------------------------------------
Countersigned by:                       Authorized Company Representative